UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Building 15
Weston, Massachusetts	02493
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 461-8000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On October 26, 2016, Monster Worldwide, Inc. (the “Company”) issued a press release rejecting MediaNews Group’s partial tender offer. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

Statements in the press release regarding the partial tender offer (the “MNG Tender Offer”) by Strategic Investment Opportunities LLC (the “MNG Offeror”), an affiliate of MediaNews Group, Inc. (“MNG”), for 10% of the common stock of Monster Worldwide, Inc. (“Monster”), MNG’s consent solicitation, Monster’s planned transaction with Randstad North America, Inc. (“Randstad”), the expected timetable for completing the planned transaction with Randstad, future financial and operating results, future capital structure and liquidity, benefits of the planned transaction with Randstad, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Monster include forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of completion of the planned transaction, the ability to obtain requisite regulatory approvals, the tender of a majority of the outstanding shares of common stock of Monster, the possibility that competing offers will be made and the satisfaction or waiver of the other conditions to the consummation of the planned transaction; the potential impact of the announcement or consummation of the planned transaction on relationships, including with employees, suppliers and customers; and the other factors and financial, operational and legal risks or uncertainties described in Monster’s public filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Monster’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents filed and to be filed by Randstad, Randstad Holding nv and Monster. Forward-looking statements speak only as of the date the statement was made. Monster undertakes no obligation to update or revise any forward-looking statements except as required by law.

Notice to Investors

Randstad’s tender offer for all shares of Monster’s common stock commenced on September 6, 2016, and, in connection with the offer, Randstad, its parent, Randstad Holding nv, and its subsidiary, Merlin Global Acquisition, Inc., filed a tender offer statement on Schedule TO with the SEC and Monster filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Monster’s stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 filed by Monster with the SEC because they contain important information about the proposed transaction. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, copies of the offer to purchase, letter of transmittal and other related materials are available free of charge by contacting MacKenzie Partners, Inc., the information agent for the tender offer, toll-free at (800) 322-2885 (or at +1 212-929-5500 collect if you are located outside the U.S. and Canada), or by email to monster@mackenziepartners.com.

Monster has filed a solicitation/recommendation statement with the SEC with respect to the MNG Tender Offer launched by the MNG Offeror, its affiliate, MNG, and its ultimate parent, MNG Enterprises, Inc. Monster’s stockholders are strongly advised to read the solicitation/recommendation statement that Monster filed with the SEC on October 26, 2016 on Schedule 14D-9 and other relevant documents that are filed with the SEC when they become available because they contain important information about the MNG Tender Offer. These documents are available at no charge on the SEC’s website at www.sec.gov.

Monster and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from Monster stockholders in connection with the consent solicitation conducted by MNG and certain of its affiliates. Information about Monster officers and directors and their ownership of Monster shares is set forth in the proxy statement for Monster’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2016. Information about Monster officers and directors is set forth in Monster’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 11, 2016. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of consent revocations in connection with the consent solicitation conducted by MNG and certain of its affiliates by reading the definitive consent revocation statement filed with the SEC on October 18, 2016 in response to the consent solicitation. Monster’s stockholders are strongly advised to read such consent revocation statement (including any amendments or supplements thereto) and any other relevant documents that Monster will file with the SEC because they contain important information. These documents are available at no charge on the SEC’s website at www.sec.gov.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of the Company Issued on October 26, 2016 Rejecting MediaNews Group’s Partial Tender Offer and Announcing European Commission Approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary

Date: October 26, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company Issued on October 26, 2016 Rejecting MediaNews Group’s Partial Tender Offer and Announcing European Commission Approval.